Exhibit 1.1

EXECUTION VERSION

SUTHERLAND ASSET MANAGEMENT CORPORATION
(a Maryland corporation)

$100,000,000
7.00% Convertible Notes Due 2023

UNDERWRITING AGREEMENT

KEEFE, BRUYETTE & WOODS, INC.	August 3, 2017

JMP SECURITIES LLC

As Representatives of the several Underwriters

c/o

KEEFE, BRUYETTE & WOODS, INC.
787 Seventh Avenue, Fifth Floor
New York, New York 10019

JMP SECURITIES LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

Ladies and Gentlemen:

Sutherland Asset Management Corporation, a Maryland corporation (the “Company”), Sutherland Partners, L.P., a Delaware limited partnership (the “Operating Partnership”), and Waterfall Asset Management, LLC, a Delaware limited liability company (the “Manager”), each confirms its agreement with each of the Underwriters listed on Schedule I hereto (the “Underwriters”), for whom Keefe, Bruyette & Woods, Inc. and JMP Securities LLC are acting as Representatives (in such capacity, the “Representatives”), with respect to (i) the issuance and sale by the Company of $100,000,000 principal amount of its 7.00% convertible notes due 2023 (the “Initial Notes”), and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amount of the Initial Notes set forth opposite the names of each of the Underwriters listed in Schedule I hereto and (ii) the grant of the option described in Section 3(b) hereof to purchase all or any part of $15,000,000 principal amount of additional 7.00% convertible notes due 2023 (the “Option Notes”) from the Company to the Underwriters, acting severally and not jointly, in the respective principal amount of the Option Notes set forth opposite the names of each of the Underwriters listed in Schedule I hereto. The Initial Notes to be purchased by the Underwriters and all or any part of the Option Notes subject to the option described in Section 3(b) hereof are hereinafter called, collectively, the “Notes.” The Notes shall be convertible into shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), per $25.00 principal amount of the Notes, as described in the Prospectus, defined below. The shares of Common Stock into which the Notes may be converted are referred to herein as the “Conversion Shares.” The Notes and the Conversion Shares hereinafter are referred to collectively as the “Securities.” The Notes will be issued pursuant to an indenture (the “Base Indenture”) to be dated as of August 9, 2017 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) to be dated as of August 9, 2017 between the Company and the Trustee.

The Company understands that the Underwriters propose to make a public offering of the Notes as soon as the Underwriters deem advisable after this Underwriting Agreement (the “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (No. 333-219213) including a related base prospectus, for the registration of the Securities under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”). The registration statement has been declared effective under the Securities Act by the Commission. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B (“Rule 430B”) under the Securities Act (the “Rule 430B Information”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Notes, which time shall be considered the “new effective date” of such registration statement with respect to the Notes within the meaning of paragraph (f)(2) of Rule 430B of the Securities Act, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the Rule 430B Information. Any registration statement filed pursuant to Rule 462(b) of the Securities Act is hereinafter called the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the 462(b) Registration Statement.

The base prospectus in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof (including the Final Term Sheet, as defined herein) in accordance with the provisions of Rule 430B and Rule 424(b) of the Securities Act. Such final prospectus supplement (including the Base Prospectus as so supplemented) in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

The term “Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below), if any, identified in Schedule II hereto, (iii) any other Free Writing Prospectus (as defined below) that the parties hereto shall hereafter expressly agree to treat as part of the Disclosure Package and (iv) the information set forth on Exhibit A (the “Final Term Sheet”).

The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act.

The Company and Operating Partnership have entered into a management agreement (the “Management Agreement”), dated as of April 6, 2016 and as amended as of May 9, 2016, with the Manager, pursuant to which the Manager acts as the manager and adviser of the Company, the Operating Partnership and their respective subsidiaries.

1.                                      Representations and Warranties of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, represent and warrant to, and agree with, the Underwriters as set forth below in this Section 1:

(a)                                 The Company meets the requirements for use of Form S-3 under the Securities Act; each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information.

(b)                                 The Preliminary Prospectus when filed and the Registration Statement as of each effective date (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act) and as of the date hereof, complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement, the Preliminary Prospectus or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, comply, in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”). The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act.

(c)                                  The Registration Statement, as of each effective date (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act) and as of the date hereof and at the Closing Time or any Option Closing Time, each as defined herein, did not, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Preliminary Prospectus does not, and the Prospectus or any amendment or supplement thereto will not, as of the applicable filing date, the date hereof and at the Closing Time and on each Option Closing Time (if any), contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters by the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 9(b) hereof); the documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)                                 As of 8:30 a.m. (Eastern time) on August 4, 2017 (the “Initial Sale Time”), the Disclosure Package did not, and at the time of each sale of Notes and at the Closing Time and each Option Closing Time, the Disclosure Package will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of the issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus did not, and at the time of each sale of Notes and at the Closing Time and each Option Closing Time, each such Issuer Free Writing Prospectus will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in or omitted from the Disclosure Package in reliance upon and in conformity with the information concerning the Underwriters and furnished in writing by or on behalf of the Underwriters by the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 8(a) hereof).

(e)                                  In connection with this offering, the Company has not offered and will not offer the Securities or any other securities convertible into or exchangeable or exercisable for Common Stock in a manner in violation of the Securities Act; and the Company has not distributed and will not distribute any offering material in connection with the offer and sale of the Securities except for the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or the Registration Statement.

(f)                                   Each Issuer Free Writing Prospectus (including the Final Term Sheet), if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Notes did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(g)                                  The Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 under the Securities Act; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act; and

each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.

(h)                                 Except for the Issuer Free Writing Prospectuses identified in Schedule II hereto, the information set forth on Exhibit A and any electronic road show relating to the public offering of the Securities contemplated herein, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus.

(i)                                     The Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Securities contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T of the Securities Act.

(j)                                    The Company filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus; and each Issuer Free Writing Prospectus, if any, was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act, which Preliminary Prospectus included an estimated price range.

(k)                                 The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

(l)                                     There are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company or the Operating Partnership under the Securities Act, all of which registration or similar rights are fairly summarized in the Registration Statement, the Prospectus and the Disclosure Package.

(m)                             The capitalization of the Company as of June 30, 2017 is as set forth under the heading “Capitalization” in the Registration Statement, the Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans or the exercise of convertible or exchangeable securities or options, in each case referred to in the Registration Statement, the Disclosure Package and the Prospectus). All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws and the requirements of the New York Stock Exchange, Inc. (the “NYSE”) and were not issued in violation of any preemptive, right of first refusal, or similar right. Attached as Schedule III is a true and complete list of each entity (other than a securitization entity) in which the Company has a direct or indirect majority equity or voting interest that is consolidated with the Company for financial reporting purposes under U.S. generally accepted accounting principles (each, a “Subsidiary” and, together, “Subsidiaries”) and their jurisdictions of organization. All of the issued and outstanding equity interests of each Subsidiary that is a significant subsidiary within the meaning of Regulation S-X (each, a “Significant Subsidiary” and, together, the “Significant Subsidiaries”) have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws and the requirements of the NYSE, were not issued in violation of any preemptive, right of first refusal, or similar right and, except as set forth in the Disclosure Package and the Prospectus, are owned, directly or indirectly, by the Company free and clear of all liens. There are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any Subsidiary, except as set forth in the Disclosure Package and the Prospectus or held by the Company or any of its Subsidiaries.

(n)                                 Each of the Company and each Significant Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its property and to conduct its business, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, management, financial position, results of operations or prospects of the Company and the Subsidiaries taken as a whole or on the performance by the Company or the Operating Partnership of its obligations under this Agreement (a “Material Adverse Effect”).

(o)                                 The Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus and the Disclosure Package; the Indenture conforms in all material respects to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and the statements in the Registration Statement, the Disclosure Package and the Prospectus under the heading “U.S. Federal Income Tax Considerations” fairly summarize in all material respects the legal matters therein described.

(p)                                 The execution and delivery of, and the performance by each of the Company and the Operating Partnership of its obligations under, this Agreement have been duly and validly authorized by the Company and the Operating Partnership, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership and, assuming due authorization, execution, delivery, validity, legally binding effect and enforceability hereof by you and thereof by the counterparties thereto, this Agreement constitutes the valid and legally binding agreements of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s and the Operating Partnership’s obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law. The execution and delivery of, and the performance by the Company of its obligations under the Indenture have been duly and validly authorized by the Company, and the Indenture will constitute the valid and legally binding agreements of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder and thereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company’s obligations thereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

(q)                                 The Notes to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued, authenticated and delivered against payment therefor in accordance with this Agreement and the Indenture, will constitute valid and legally binding obligations of the Company, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(r)                                    The Conversion Shares have been duly and validly authorized and reserved for issuance by the Company, and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be fully paid and nonassessable, and the issuance of the Conversion Shares will not be subject to any preemptive right, right of first refusal or other similar rights to subscribe or purchase securities of the Company or any Subsidiary of the Company.

(s)                                   The Common Stock and Conversion Shares have been approved for listing on the NYSE; the Company has taken all necessary actions to ensure that, upon and at all times since the NYSE shall have approved the Common Stock and Conversion Shares for listing, it is and will be in compliance with all applicable corporate governance requirements set forth in the NYSE’s listing standards that are then in effect; the Company has taken all necessary actions to ensure that the Notes will be approved for listing on the NYSE, subject to official notice of issuance; the Company has taken all necessary actions to ensure that, upon and at all times after the NYSE approves the Notes for listing, the Company is and will be in compliance with all applicable corporate governance requirements set forth in the NYSE’s listing standards that are then in effect.

(t)                                    Neither the Company nor the Subsidiaries, or any of their respective directors, officers, representatives or affiliates has taken, nor will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(u)                                 Neither the Company nor any of the Subsidiaries or any of their respective affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with any member firm of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(v)                                 No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of the this Agreement and the Indenture by the Company or the Operating Partnership, as applicable, their consummation of the transactions contemplated herein or thereunder (including the Company’s sale and delivery of the Notes and the Company’s issuance of the Conversion Shares upon conversion thereof), other than (A) such as have been obtained, or will have been obtained at the Closing Time or the relevant Option Closing Time, as the case may be, under the Securities Act, the Trust Indenture Act and the Exchange Act, (B) such approvals as have been obtained in connection with the approval of the listing of the Securities on the NYSE and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters.

(w)                               Subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement): (i) there has been no Material Adverse Effect; and (ii) neither the Company nor any of its Subsidiaries (considered as one enterprise) has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business.

(x)                                 Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement or the Indenture by the Company or the Operating Partnership, nor the consummation by the Company or the Operating Partnership of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the charter, bylaws or other organizational documents of the Company or the Operating Partnership, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any material agreement, indenture, lease or other instrument to which the Company or any Subsidiary is a party or by which it or any of its properties may be bound, except for such conflicts that would not reasonably be expected to result in a Material Adverse Effect or (iii) violates or will violate any material statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any Subsidiary or any of their properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any agreement or instrument to which it is a party or by which it may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.

(y)                                 The financial statements, together with related schedules and notes, included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable account requirements of the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the other financial information and data included in the Registration Statement, the Disclosure Package and the Prospectus are accurately derived from such financial statements and the books and records of the Company; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and the assumptions underlying such pro forma financial information provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts and the assumptions underlying such pro forma financial information are set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(z)                                  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any Subsidiary is a party or to which any property of the Company or any Subsidiary is the subject that, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company and the

Operating Partnership, threatened in writing by any governmental or regulatory authority or by others.

(aa)                          The Company has elected to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with its taxable year ended December 31, 2011, and has maintained such election through the date hereof. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and operations set forth in the Registration Statement, the Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(bb)                          Neither the Company nor any Subsidiary is (i) in violation of its charter, bylaws or other organizational document, (ii) in breach or default in the performance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, except for such breaches or defaults that would not reasonably be expected to result in a Material Adverse Effect or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to any of their or of any decree of the Commission, any state securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Company or its Subsidiaries, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.

(cc)                            Deloitte & Touche LLP, who have certified certain financial statements of the Company and its Subsidiaries, is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(dd)                          The Company and each Subsidiary have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and the Subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

(ee)                            There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(ff)                              The Company and each Subsidiary have filed all necessary U.S. federal, state, local and foreign taxes and tax returns which have been required to be filed, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes required to be paid by them, whether or not shown as due on such returns, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there is no material tax deficiency that has been asserted against the Company, any Subsidiary or any of their respective properties or assets, and there is no tax audit of Company of any Subsidiary that is pending or threatened in writing and is reasonably expected to have a Material Adverse Effect.

(gg)                            The Company and each Subsidiary have insurance covering their properties, operations, personnel and business, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the business of the Company and the Subsidiaries taken as a whole; and neither the Company and nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except where any such matter would not reasonably be expected to have a Material Adverse Effect.

(hh)                          The Company and each Subsidiary possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected to have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any Subsidiary has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation, modification or non-renewal would not reasonably be expected to have a Material Adverse Effect.

(ii)                                  (i) The Company and each Subsidiary (a) are, and at all prior times were, in compliance in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release (as defined below) or threat of Release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), (b) have received and are in compliance in all material respects with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company and its Subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)                                There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any Subsidiary (or, to the knowledge of the Company or any Subsidiary, any other entity (including any predecessor) for whose acts or omissions the Company or any Subsidiary is liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any Subsidiary, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a

Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(kk)                          The Company and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Based on the Company’s most recent evaluation of its internal control over financial reporting pursuant to Rule 13a-15(c) under the Exchange Act, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no material weaknesses therein. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ll)                                  The Company and the Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and the Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act.

(mm)                  Neither the Company nor any Subsidiary has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or any Subsidiary to facilitate the sale or resale of the Securities, and neither the Company nor the Operating Partnership is aware of any such action taken or to be taken by any affiliates of the Company or any Subsidiary.

(nn)                          Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Disclosure Package and the Prospectus, will be required to register as an “investment company” under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(oo)                          The Company and each Subsidiary own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of business of the Company and the Subsidiaries taken as a whole as currently conducted and as proposed to be conducted, and the conduct of such business will not conflict with any such rights of others, except where the failure to own or possess such rights or any such conflict would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, except for any claim that would not reasonably be expected to have a Material Adverse Effect.

(pp)                          Neither the Company nor any Subsidiary has any material lending or other relationship with any bank or lending affiliate of the Underwriters, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(qq)                          The Company intends to use any of the proceeds from the sale of the Securities hereunder as disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(rr)                                Solely to the extent that Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss)                              The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with any applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the applicable rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Operating Partnership, threatened.

(tt)                                Neither the Company nor any Subsidiary nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds from the sale of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(uu)                          Neither the Company nor any Subsidiary nor, to the knowledge of the Company and the Operating Partnership, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and each Subsidiary, and, to the knowledge of the Company and the Operating Partnership, affiliates of the Company and the Subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(vv)                          (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) maintained or contributed to by the Company or any Subsidiary or for which the Company or any Subsidiary or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations or group of trades or business (whether or not incorporated) under common control within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) that includes the Company or any Subsidiary) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan (excluding transactions effected pursuant to a statutory or administrative exemption) that could reasonably be expected to result in a material liability to the Company and its Subsidiaries taken as a whole; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period) except as could not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole; (iv) the fair market value of the assets of each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) except as could not reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole; (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA that either has resulted, or could reasonably be expected to result, in material liability to the Company and its Subsidiaries taken as a whole; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan maintained by the Company or any Subsidiary or, to the knowledge of the Company and the Operating Partnership, any other Plan, that could reasonably be expected to result in material liability to the Company and its Subsidiaries taken as a whole. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company and its Subsidiaries in the current fiscal year of the Company compared to the amount of such contributions made in the Company’s most recently completed fiscal year; or (y) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its Subsidiaries compared to the amount of such obligations in the Company’s most recently completed fiscal year.

(ww)                      Neither the Company nor any Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any Subsidiary or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

Any certificate signed by any officer of the Company or the Operating Partnership and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, as to matters covered therein to the Underwriters.

2.                                      Representations and Warranties of the Manager. The Manager represents and warrants to the Underwriters as follows:

(a)                                 The Manager has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the performance by the Manager of its obligations under the Management Agreement (a “Manager Material Adverse Effect”).

(b)                                 The Manager has full right, power and authority to execute and deliver this Agreement, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement has been duly and validly taken.

(c)                                  This Agreement has been duly authorized, executed and delivered by the Manager.

(d)                                 The execution, delivery and performance by the Manager of this Agreement or the Management Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Manager is a party or by which the Manager is bound or to which any of the property or assets of the Manager is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Manager or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, creation or imposition that would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(e)                                  No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Manager of this Agreement or the Management Agreement.

(f)                                   There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Manager is or may be a party or to which any property of the Manager is or may be the subject that, if determined adversely to the Manager, could reasonably be expected to have a Manager Material Adverse Effect, and no such investigations, actions, suits or proceedings are, to the knowledge of the Manager, threatened in writing by any governmental or regulatory authority or others.

(g)                                  The Manager or its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by, and have made all material declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Manager Material Adverse Effect.

(h)                                 The Manager has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities.

(i)                                     Any financial or other data regarding the Manager that is included in the Registration Statement, the Disclosure Package and the Prospectus is derived from the Manager’s accounting or other applicable records and is accurate in all material respects.

(j)                                    The Management Agreement constitutes a valid and legally binding agreement of the Manager; enforceable against the Manager in accordance with its terms, except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws or principles of public policy and except to the extent that enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights or by general equitable principles, regardless whether enforcement is considered in a proceeding in equity or at law.

3.                                      Purchase and Sale.

(a)                                 Initial Notes. Upon the basis of the representations and warranties and other terms and conditions herein set forth, at the purchase price equal to 97% of their principal amount, the Company agrees to issue and sell to the Underwriters the Initial Notes, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of the Initial Notes set forth in Schedule I opposite such Underwriter’s name, plus any additional principal amount of the Initial Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of the Initial Notes in denominations other than $25.00.

(b)                                 Option Notes. In addition, upon the basis of the representations and warranties and other terms and conditions herein set forth, at the purchase price equal to 97% of their principal amount, the Company hereby grants an option to the Underwriters, acting severally and not jointly, to purchase from the Company, all or any part of the Option Notes, plus any additional principal amount of Option Notes in the same proportion which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time within such 30-day period upon notice by the Representatives to the Company setting forth the principal amount of Option Notes as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Notes. Any such time and date of delivery (an “Option Closing Time”) shall be determined by the Representatives, but shall not be later than five full business days (or earlier, without the consent of the Company, than two full business days) after the exercise of such option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Notes, each of the Underwriters, acting severally and not jointly, will purchase its proportionate share of the principal amount of Option Notes then being purchased based on its proportionate share of the principal amount of Initial Notes set forth in Schedule I opposite the name of such Underwriter, subject in each case, to such adjustments among the Underwriters as the Representatives in its sole discretion shall make to eliminate any sales or purchases of the Option Notes in denominations other than $25.00.

4.                                      Delivery and Payment.

(a)                                 Initial Notes. One or more global notes representing the Initial Notes (collectively, the “Initial Global Note”), shall be delivered by or on behalf of the Company to the nominee of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the sale of the Initial Notes duly paid by the Company, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, at the office of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022 (the “Designated Office”), on August 9, 2017, or at such time or place on the same or such other date, not later than the fifth business day thereafter, as shall be agreed to by the Representatives and the Company. The time and date at which such delivery and payment are actually made is hereinafter called the “Closing Time.” The Initial Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Time.

(b)                                 Option Notes. One or more global notes (collectively, the “Option Global Note”) shall be delivered by or on behalf of the Company to the nominee of DTC for the respective accounts of the Underwriters, with any transfer taxes payable in connection with the sale of the Option Notes duly paid by the Company, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified to the Representatives by the Company. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, at the Designated Office, on the date specified by the Representatives in the notice given by the Representatives to the Company of the Underwriters’ election to purchase such Option Notes or on such other time and date as the Company and the Representatives may agree upon in writing. The Option Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Option Closing Time.

5.                                      Agreements of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, agree with each Underwriter:

(a)                                 The Company shall furnish such information as may be required and otherwise to cooperate in qualifying the Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Securities).

(b)                                 If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Representatives promptly and, if requested by the Representatives, will confirm such advice in writing, when such post-effective amendment has become effective.

(c)                                  The Company shall prepare the Prospectus in a form approved by the Underwriters and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 5:30 p.m. (New York City time), on August 7, 2017 or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 5:30 p.m. New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T of the Securities Act.

(d)                                 The Company shall prepare the Final Term Sheet containing a description of the Notes and the offering contemplated hereby, in a form approved by the Underwriters and contained in Exhibit A of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule.

(e)                                  The Company shall advise the Representatives promptly and (if requested by the Representatives) to confirm such advice in writing, when any post-effective amendment to the Registration Statement becomes effective under the Securities Act.

(f)                                   The Company shall furnish a copy of each proposed Free Writing Prospectus to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act, other than the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto.

(g)                                  The Company shall comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission, legending and record keeping, as applicable.

(h)                                 The Company shall advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Securities contemplated herein; to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing.

(i)                                     To the extent not available on EDGAR, the Company shall furnish to the Underwriters for a period of five years from the date of this Agreement (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of the Securities, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange and (iii) such other information as the Underwriters may reasonably request regarding the Company and the Subsidiaries.

(j)                                    The Company shall advise the Underwriters promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Securities (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required to be delivered under the Securities Act which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Registration Statement, the Prospectus or the Disclosure Package so that the Registration Statement, the Prospectus or the Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities, or (iii) if it is necessary at any time to amend or supplement the Prospectus or the Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the Disclosure Package so that the Prospectus or the Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the Disclosure Package will comply with the law.

(k)                                 The Company shall file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(l)                                     The Company and the Operating Partnership agree to pay the costs and expenses relating to the following matters: (i) the preparation of the Registration Statement and the Prospectus, any Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Prospectus, Issuer Free Writing Prospectus and the Registration Statement and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities to the Underwriters; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum, dealer agreements and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any expenses and fees for the cost of ratings agencies; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable and documented fees and expenses of counsel for the Underwriters, which shall not exceed $5,000, relating to such registration and qualification and the preparation of the blue sky memorandum); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters, which shall not exceed $5,000, relating to such filings); (viii) the transportation and other expenses of the Company’s officers in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the costs and expenses of causing the Securities to be eligible for clearance and settlement through DTC; (xi) the reasonable and documented fees, expenses, and costs of Kirkland & Ellis LLP, counsel to the Underwriters, and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(m)                             Prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, the Company shall furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(n)                                 During the period referred to in paragraph (j) above, the Company shall file all such documents in the manner and within the time periods required by the Exchange Act.

(o)                                 The Company shall apply the net proceeds of the sale of the Notes in accordance with its statements under the caption “Use of Proceeds” in the Registration Statement, the Prospectus and the Disclosure Package.

(p)                                 The Company shall make generally available to its security holders and to deliver to the Representatives as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act) covering a period of 12 months beginning after the effective date of the Registration Statement.

(q)                                 At all times, reserve and keep available, free of preemptive rights, enough shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Conversion Shares upon conversion of the Notes.

(r)                                    The Company shall use its best efforts to maintain the listing of the Conversion Shares on the NYSE and to file with the NYSE all documents and notices required by the NYSE of companies that have securities that are listed on the NYSE.

(s)                                   The Company shall use its best efforts to effect the listing of the Notes on the NYSE list within 30 days of the Closing Time.

(t)                                    The Company shall refrain, from the date hereof until 45 days after the date of the Prospectus, without the prior written consent of the Representatives, from, directly or indirectly, (i) offering, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option for the sale of, or otherwise disposing of or transferring, (or entering into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of), any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or filing any registration statement under the Securities Act with respect to any of the foregoing, or (ii) entering into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, equity incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect as of the date of this Agreement, the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding as of the date of this Agreement and the Company may file a registration statement with regard to securities issued or to be issued under any equity incentive plan. The foregoing sentence shall not apply to (A) the Notes to be sold hereunder or (B) the issuance of the Conversion Shares.

(u)                                 The Company agrees not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly prior to termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Securities or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(v)                                 The Company shall cause each officer and director of the Company to furnish to the Representatives, prior to the Initial Sale Time, a letter or letters, substantially in the form of Exhibit B hereto, pursuant to which each such person shall agree to the lock-up provisions as set forth in Exhibit B.

(w)                               The Company shall continue to use its best efforts to meet the requirements to qualify as a REIT under the Code.

(x)           The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.

6.             Conditions to the Obligation of the Underwriters. The obligation of the Underwriters to purchase the Notes at the Closing Time or on each Option Closing Time, as applicable, shall be subject to the accuracy of the representations and warranties on the part of the Company, the Operating Partnership and the Manager contained herein as of the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), the Initial Sale Time, the Closing Time and each Option Closing Time, to the accuracy of the statements of the Company, the Operating Partnership and the Manager made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their obligations hereunder and to the following additional conditions at the Closing Time or on each Option Closing Time, as applicable (except to the extent that any such conditions may have been waived in writing by the Underwriters on or prior to such respective dates):

(a)           The Company shall have requested and caused each of Clifford Chance US LLP and Venable LLP, counsel for the Company, to have furnished to the Underwriters at the Closing Time or the Option Closing Time, as applicable, their respective opinions, dated the Closing Time or the Option Closing Time, as applicable, and addressed to the Underwriters, in each case in the form and substance as set forth in Exhibit C hereto and to such further effect as the Representatives may reasonably request.

(b)           The Underwriters shall have received at the Closing Time or the Option Closing Time, as applicable, the favorable opinion of Kirkland & Ellis LLP, counsel for the Underwriters, dated the Closing Time or the Option Closing Time, as applicable, and addressed to the Underwriters.

(c)           The Company, on behalf of the Company and the Operating Partnership, and the Manager shall have each furnished to the Underwriters certificates, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company and the Manager, all, dated the Closing Time or the Option Closing Time, as applicable, to the effect that the signers of such certificates have carefully examined the Disclosure Package, Prospectus, any supplements or amendments to the Registration Statement and this Agreement and that:

(i)            The representations and warranties of the Company and the Operating Partnership or the Manager, as applicable, in this Agreement are true and correct with the same effect as if made at the Closing Time or the Option Closing Time, as applicable, and the Company and the Operating Partnership have complied with all the agreements and satisfied all the conditions on their part that are respectively required to be performed or satisfied by them at or prior to the Closing Time or the Option Closing Time, as applicable;

(ii)           No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii)          They have examined the Registration Statement, the Disclosure Package and the Prospectus and, in their opinion, the Disclosure Package, as of the Applicable Time, the Registration Statement and the Prospectus, as of their dates and as of the Closing Time or the Option Closing Time, as applicable, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(iv)          Since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package and the Prospectus (with respect to the certificate of the Company and the Operating Partnership) and since the dates of the Registration Statement, the Disclosure Package and the Prospectus (with respect to the certificate of the Manager), there has been no Material Adverse Effect or Manager Material Adverse Effect, as applicable.

(d)           The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Underwriters, at the Execution Time, at the Closing Time and at each Option Closing Time, letters, dated respectively as of the Execution Time, the Closing Time and each Option Closing Time, in form and substance heretofore approved by the Representatives.

(e)           The Representatives shall have received lock-up agreements, signed by the persons listed on Schedule IV hereto, in the form of Exhibit B attached hereto, and such letter agreements shall be in full force and effect.

(f)            No amendment or supplement to the Registration Statement, the Prospectus or any document in the Disclosure Package shall have been filed to which the Underwriters shall have objected in writing.

(g)           Prior to the Closing Time and each Option Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the Disclosure Package shall have been issued, and no proceedings for such purpose shall have been initiated or threatened, by the Commission, and no suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation or threatening of any proceedings for any of such purposes, has occurred; (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives; (iii) the Registration Statement shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iv) the Registration Statement, Prospectus and the Disclosure Package shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Closing Time shall have been made within the applicable time period prescribed for such filing by such Rule.

(i)            The Conversion Shares shall have been approved for listing on the NYSE.

(j)            The Company shall have applied for listing of the Notes on the NYSE.

(k)           FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(l)            Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any supplement thereto), the Prospectus and the

Registration Statement (exclusive of any supplement thereto), there shall not have been (i) any material adverse change specified in the letter or letters referred to in paragraph (d) of this Section 6 delivered at the Closing Time or the Option Closing Time, as applicable, from the letter delivered at the Execution Time or (ii) any material adverse change in the business, management, financial position, results of operations or prospects of the Company and its Subsidiaries taken as a whole or in the ability of the Manager to perform its obligations under the Management Agreement, whether or not arising from transactions in the ordinary course of business except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(m)          The Company and the Trustee shall have executed and delivered the Indenture in form and substance satisfactory to the Underwriters and the Underwriters shall have received copies thereof.

(n)           Prior to the Closing Time and each Option Closing Time, the Company, the Operating Partnership and the Manager shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(o)           Subsequent to the Execution Time, there shall not have been any decrease in the rating of any debt securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(p)           The Securities shall be eligible for clearance and settlement through DTC and at the Closing Time and each Option Closing Time the Securities shall be cleared and settled through DTC.

(q)           The Company shall have furnished to the Underwriters a certificate, signed by the principal financial or accounting officer of the Company, dated the Closing Time or the Option Closing Time, as applicable, in the form and substance as set forth in Exhibit D.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided for in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Time and each Option Closing Time, as applicable, by the Representatives (unless any such conditions have been waived in writing by the Representatives on or prior to the Closing Time or the Option Closing Time, as applicable). Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Kirkland & Ellis LLP, counsel for the Underwriters, at 601 Lexington Avenue, New York, NY 10022, Attention: Richard B. Aftanas and Tim Cruickshank, at the Closing Time and each Option Closing Time.

7.             Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated (i) because any condition to the obligations of the Underwriters set forth in

Section 6 hereof is not satisfied, (ii) because of any termination of this Agreement pursuant to Section 9 hereof, or (iii) because of any refusal, inability or failure on the part of the Company, the Operating Partnership or the Manager to perform any agreement herein or comply with any provision hereof, the Company and the Operating Partnership, without duplication, will reimburse the Underwriters on demand for all out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) that shall have been incurred by it in connection with the proposed purchase and sale of the Securities.

8.             Indemnification and Contribution.

(a)           The Company and the Operating Partnership, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter and any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective affiliates, directors, officers, employees and agents of each Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, any such indemnified party may incur arising under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) any breach of any representation, warranty or covenant of the Company or the Operating Partnership contained herein, (B) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required retain, or the Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (C) any application or other document, or any amendment or supplement thereto, executed by the Company or the Operating Partnership or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (D) an omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (E) an omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (F) an untrue statement or alleged untrue statement of a material fact contained in any audio or visual materials used in connection with the marketing of the Securities, including, without limitation, slides, videos, films and tape recordings; except, in each case of (B), (D) and (E) above only, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with the statements set forth in the second sentence of the second paragraph under “Underwriting-Market Marking” and the first sentence of the first paragraph “Underwriting-Commissions and Discounts” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liability which the Company or the Operating Partnership may otherwise have.

If any action is brought against an Underwriter or controlling person in respect of which indemnity may be sought against the Company or the Operating Partnership pursuant to this subsection (a), such Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. Such Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company, (in which case neither the Company shall have the right to direct the defense of such action on behalf of the indemnified party or parties or the named parties in any such proceeding (including any impleaded parties included by the Company and the indemnified person)) or representation by both parties by the same counsel would be inappropriate due to a conflict or potential differing interests between such parties, in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriters or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the Operating Partnership from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company, the Operating Partnership or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (A) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission, or the Prospectus, or any Application, (B) an omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (C) an omission or alleged omission from any such Issuer Free Writing Prospectus, Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Issuer Free Writing Prospectus, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriters through the Representatives to the Company or the Operating Partnership expressly for use therein. The statements set forth in the second sentence of the second paragraph under “Underwriting-Market Marking” and the first sentence of the first paragraph “Underwriting-Commissions and Discounts” in the Preliminary Prospectus, the Disclosure Package and the Prospectus (to the extent such statements relate to the Underwriters) constitute the only information furnished by or on behalf of any Underwriter through the Representatives to the Company or the Operating Partnership for purposes of this Agreement.

If any action is brought against the Company, the Operating Partnership, the Manager or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, the Operating Partnership, the Manager or such person shall promptly notify the Representatives in writing of the institution of such action and the Representatives, on behalf of the Underwriters, shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, the Operating Partnership, the Manager or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Operating Partnership, the Manager or such person unless the employment of such counsel shall have been authorized in writing by the Representatives in connection with the defense of such action or the Representatives shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriters (in which case the Representatives shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that the Underwriters shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, no Underwriter shall be liable for any settlement of any such claim or action effected without the written consent of the Representatives.

(c)           If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Underwriters from the offering of the Notes or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Operating Partnership and the Underwriters shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company or the Operating Partnership bear to the underwriting discounts and commissions received by the Underwriters. The relative fault of the Company, the Operating Partnership and of the Underwriters shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)           The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable (ii), above.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Notes purchased by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

9.             Termination.

(a)           This Agreement shall be subject to termination in the absolute discretion of the Underwriters, without liability on the part of the Underwriters to the Company, the Operating Partnership or the Manager, by written notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) there has been, since the Execution Time, or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any material adverse change in the business, management, financial position, results of operations or prospects of the Company and its Subsidiaries taken as a whole or in the ability of the Manager to perform its obligations under the Management Agreement, which would, in the sole judgment of the Representatives, make it impractical or inadvisable to proceed with the sale or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package or the Prospectus (exclusive of any supplement thereto), (ii) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by federal or New York State authorities, (iv) a material disruption has occurred in securities settlement or securities clearance in the United States or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the sale or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package or the Prospectus (exclusive of any supplement thereto).

(b)           If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any non-defaulting Underwriter, the Company or the Operating Partnership. In the event of a default by any Underwriter as set forth in this Section 9(b), the Closing Time or the Option Closing Time, as applicable, shall be postponed for such period, not exceeding seven Business Days, as the non-defaulting Underwriters and the Company shall agree in order that the required changes in the Registration Statement or the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Operating Partnership, the Manager or any non-defaulting Underwriter for damages occasioned by its default hereunder.

10.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities, contribution provisions and other statements of each of the Company, the Operating Partnership and the Manager or its officers and of the Underwriters set forth in or made pursuant to this Agreement (including the provisions of Sections 7 and 8) will remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters, the Company, the Operating Partnership, the Manager or their trustees, directors, managers, members, officers, employees or agents or any person controlling the Company or the Operating Partnership (control to be determined within the meaning of the Securities Act or the Exchange Act), (ii) delivery and acceptance of any Securities and payment therefor hereunder and (iii) any termination or cancellation of this Agreement.

11.          No Fiduciary Duty. The Company, the Operating Partnership and the Manager hereby acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Underwriters and any affiliate through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, the Operating Partnership or the Manager and (c) the Company’s and the Operating Partnership’s engagement of the Underwriters in connection with the offering of the Securities and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company, the Operating Partnership and the Manager agree that each of them is solely responsible for making their own judgments in connection with the offering of the Securities (irrespective of whether the Underwriters have advised or are currently advising the Company, the Operating Partnership or the Manager on related or other matters). Each of the Company, the Operating Partnership and the Manager agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty, to the Company, the Operating Partnership or the Manager, in connection with such transaction or the process leading thereto.

12.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Partnership, the Manager and the Underwriters, or any of them, with respect to the subject matter hereof.

13.          Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to Keefe, Bruyette & Woods, LLC on behalf of the Underwriters, 787 Seventh Avenue, Fifth Floor, New York, NY 10019, with a copy (for informational purposes only) to Richard B. Aftanas and Tim Cruickshank, Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022 and to Yossi Vebman, Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10019; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1140 Avenue of the Americas, Seventh Floor, New York, NY 10036, Attention: General Counsel with a copy to Jay Bernstein, Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019.

14.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, trustees, directors, managers, members, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15.          Applicable Law; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

16.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership, the Manager and the Underwriters.

[Signature Pages Follow]

Very truly yours,

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Authorized Person

SUTHERLAND PARTNERS, L.P.

By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Authorized Person

WATERFALL ASSET MANAGEMENT, LLC

By:	/s/ Thomas E. Capasee
	Name:	Thomas E. Capasee
	Title:	Principal

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of themselves and the Underwriters named herein:

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Jennifer Fuller
	Name:	Jennifer Fuller
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

JMP SECURITIES LLC

By:	/s/ Thomas Kilian
	Name:	Thomas Kilian
	Title:	COO, Investment Banking

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Aggregate Principal Amount of Initial Notes to Be Purchased	Aggregate Principal Amount of Option Notes Eligible to Be Purchased
Keefe, Bruyette & Woods, Inc.	$46,250,000	$6,937,500
JMP Securities LLC	$46,250,000	$6,937,500
Compass Point Research & Trading, LLC	$7,500,000	$1,125,000
Total	$100,000,000	$15,000,000

I-1

SCHEDULE II

OTHER ISSUER WRITTEN COMMUNICATIONS

II-1

SCHEDULE III

SUBSIDIARIES

1.              SAMC Asset III, LLC

2.              SAMC TRUST

3.              SAMC TRUST TRS I, LLC

4.              SAMC Honeybee Holdings, LLC

5.              SAMC HONEYBEE TRS, LLC

6.              GMFS, LLC

7.              Sutherland Asset I, LLC

8.              Waterfall Commercial Depositor, LLC

9.              Cascade Re, LLC

10.       Waterfall Commercial Depositor II, LLC

11.       Sutherland 2016 FCB Grantor Trust

12.       Sutherland 2016-1 JPM Grantor Trust

13.       Sutherland Warehouse Trust

14.       Sutherland Warehouse Trust II

15.       Sutherland Commercial Mortgage Depositor, LLC

16.       Sutherland Asset II, LLC

17.       SAMC REO 2013-01, LLC

18.       ReadyCap Holdings, LLC

19.       ReadyCap Commercial, LLC

20.       ReadyCap Warehouse Financing LLC

21.       ReadyCap Lending, LLC

22.       ReadyCap Lending SBL Depositor, LLC

23.       Silverthread Falls Holdings, LLC

24.       Sutherland Commercial Mortgage Depositor II, LLC

25.       Silverthread Capital, LLC

26.       Sutherland Asset III, LLC

III-1

SCHEDULE IV

Lock-Up Agreement Signatories

1.              Thomas Capasse

2.              Jack Ross

3.              Frederick Herbst

4.              Frank Filipps

5.              Todd Sinai

6.              J. Mitchell Reese

7.              David Holman

8.              Carole Mortensen

9.              Thomas Buttacavoli

IV-1

EXHIBIT A

Final Term Sheet

See attached.

A-1

PRICING TERM SHEET Dated August 3, 2017

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-219213
Supplementing the Preliminary
Prospectus Supplement
dated August 3, 2017 and the
Prospectus dated July 7, 2017

Sutherland Asset Management Corporation

$100,000,000 7.00% Convertible Senior Notes due 2023

This pricing term sheet supplements Sutherland Asset Management Corporation’s preliminary prospectus supplement, dated August 3, 2017 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, relating to the offering of the Notes (as defined below), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. Unless the context otherwise requires, references to the “Issuer,” “we,” “us” and “our” in this pricing term sheet mean Sutherland Asset Management Corporation and not its subsidiaries.

Issuer:	Sutherland Asset Management Corporation, a Maryland corporation

Title of Securities:	7.00% Convertible Senior Notes due 2023 (the “Notes”)

Ticker / Exchange of Common Stock:	SLD / New York Stock Exchange (the “NYSE”)

Securities Offered:	$100,000,000 principal amount of Notes (or $115,000,000 if the underwriters’ option to purchase additional Notes is exercised in full)

Maturity:	August 15, 2023 unless earlier converted, repurchased or redeemed

Issue Price:	100%, plus accrued interest, if any, from August 9, 2017

Price to Underwriter:	97%

Use of Proceeds:

The net proceeds from this offering will be approximately $96,370,000 (or approximately $110,920,000 if the underwriters exercise their option to purchase additional notes in full).

We intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of a senior unsecured note with terms that are substantially equivalent to the terms of the notes offered through this prospectus supplement. Our Operating Partnership intends to use the net proceeds to originate or acquire our target assets and for general corporate purposes.

Until appropriate assets can be identified, our Manager may repay borrowings outstanding under our loan repurchase agreements or credit facilities and invest the net proceeds of this offering in interest-bearing

2

short-term investments, including money market accounts, in each case that are consistent with our intention to continue to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. As of June 30, 2017, the annual weighted average coupon payable on the loan repurchase agreements and credit facilities which may be repaid with the net proceeds of this offering was approximately one month LIBOR + 2.2% and the aggregate borrowings outstanding were $686 million, and the weighted average maturity of these loan repurchase agreements and credit facilities is January 2018.

Interest:	7.00% per year. Interest will accrue from August 9, 2017 (the scheduled date of original issuance)

Conversion Premium:	Approximately 13% above the NYSE last reported sale price on August 3, 2017

Interest Payment Dates:	Each February 15, May 15, August 15 and November 15, beginning on November 15, 2017

Interest Payment Record Dates:	Each February 1, May 1, August 1 and November 1

NYSE Last Reported Sale Price on August 3, 2017:	$14.75 per share of the Issuer’s common stock

Initial Conversion Rate:	1.4997 shares of the Issuer’s common stock for each $25.00 principal amount of Notes

Initial Conversion Price:	Approximately $16.67 per share of the Issuer’s common stock

Redemption:

The Issuer may not redeem the Notes prior to August 15, 2021. On or after August 15, 2021, if the last reported sale price of the Issuer’s common stock has been at least 120% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption, the Issuer may redeem all or any portion of the Notes for cash at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Trade Date:	August 4, 2017

Expected Settlement Date:	August 9, 2017

Joint Book-Running Managers:	Keefe, Bruyette & Woods and JMP Securities

Co-Manager:	Compass Point

3

CUSIP / ISIN:	86933F AA5 / US86933FAA57

Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change or Notice of Redemption:

The following table sets forth the number of additional shares (as defined under “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption” in the Preliminary Prospectus Supplement) to be received per $25.00 principal amount of Notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$14.75	$15.00	$15.50	$16.00	$16.50	$16.67	$17.00	$17.50	$18.00	$19.00	$20.00
August 9, 2017	0.1952	0.1772	0.1441	0.1150	0.0897	0.0819	0.0679	0.0496	0.0344	0.0131	0.0025
August 15, 2018	0.1952	0.1772	0.1441	0.1145	0.0884	0.0804	0.0662	0.0477	0.0326	0.0118	0.0020
August 15, 2019	0.1952	0.1772	0.1441	0.1139	0.0872	0.0791	0.0646	0.0459	0.0308	0.0105	0.0015
August 15, 2020	0.1952	0.1772	0.1441	0.1120	0.0845	0.0762	0.0615	0.0427	0.0279	0.0087	0.0010
August 15, 2021	0.1952	0.1772	0.1405	0.1068	0.0785	0.0701	0.0553	0.0369	0.0227	0.0058	0.0004
August 15, 2022	0.1952	0.1742	0.1314	0.0953	0.0657	0.0571	0.0426	0.0253	0.0134	0.0019	0.0000
August 15, 2023	0.1952	0.1670	0.1132	0.0628	0.0155	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•                  if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•                  if the stock price is greater than $20.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•                  if the stock price is less than $14.75 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 1.6949 shares of the Issuer’s common stock per $25.00 principal amount of Notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

General

This communication is intended for the sole use of the person to whom it is provided by the sender.

4

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

The Issuer has filed a registration statement (including a prospectus, dated July 7, 2017, and a preliminary prospectus supplement, dated August 3, 2017) with the Securities and Exchange Commission, or SEC, for the offering of the Notes. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering of the Notes. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, the underwriter or any dealer participating in the offering of the Notes will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request it by contacting Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, Fourth Floor, New York, NY 10019 (telephone: 800-966-1559) or email: USCapitalMarkets@kbw.com or JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, Attention: Syndicate Department, or by calling (415) 835-3959.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

5

AMENDED AND RESTATED	Issuer Free Writing Prospectus
PRICING TERM SHEET	Filed Pursuant to Rule 433
Dated August 4, 2017	Registration Statement No. 333-219213
Supplementing the Preliminary
Prospectus Supplement
dated August 3, 2017 and the
Prospectus dated July 7, 2017

Sutherland Asset Management Corporation

$100,000,000 7.00% Convertible Senior Notes due 2023

This pricing term sheet supplements Sutherland Asset Management Corporation’s preliminary prospectus supplement, dated August 3, 2017 (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, relating to the offering of the Notes (as defined below), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement. Unless the context otherwise requires, references to the “Issuer,” “we,” “us” and “our” in this pricing term sheet mean Sutherland Asset Management Corporation and not its subsidiaries.

Issuer:	Sutherland Asset Management Corporation, a Maryland corporation

Title of Securities:	7.00% Convertible Senior Notes due 2023 (the “Notes”)

Ticker / Exchange of Common Stock:	SLD / New York Stock Exchange (the “NYSE”)

Securities Offered:	$100,000,000 principal amount of Notes (or $115,000,000 if the underwriters’ option to purchase additional Notes is exercised in full)

Maturity:	August 15, 2023 unless earlier converted, repurchased or redeemed

Issue Price:	100%, plus accrued interest, if any, from August 9, 2017

Price to Underwriter:	97%

Use of Proceeds:	The net proceeds from this offering will be approximately $96,370,000 (or approximately $110,920,000 if the underwriters exercise their option to purchase additional notes in full).

We intend to contribute the net proceeds from this offering to our Operating Partnership in exchange for the issuance by the Operating Partnership of a senior unsecured note with terms that are substantially equivalent to the terms of the notes offered through this prospectus supplement. Our Operating Partnership intends to use the net proceeds to originate or acquire our target assets and for general corporate purposes.

Until appropriate assets can be identified, our Manager may repay borrowings outstanding under our loan repurchase agreements or credit facilities and invest the net proceeds of this offering in interest-bearing

6

short-term investments, including money market accounts, in each case that are consistent with our intention to continue to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. As of June 30, 2017, the annual weighted average coupon payable on the loan repurchase agreements and credit facilities which may be repaid with the net proceeds of this offering was approximately one month LIBOR + 2.2% and the aggregate borrowings outstanding were $686 million, and the weighted average maturity of these loan repurchase agreements and credit facilities is January 2018.

Interest:	7.00% per year. Interest will accrue from August 9, 2017 (the scheduled date of original issuance)

Conversion Premium:	Approximately 13% above the NYSE last reported sale price on August 3, 2017

Interest Payment Dates:	Each February 15, May 15, August 15 and November 15, beginning on November 15, 2017

Interest Payment Record Dates:	Each February 1, May 1, August 1 and November 1

NYSE Last Reported Sale Price on August 3, 2017:	$14.75 per share of the Issuer’s common stock

Initial Conversion Rate:	1.4997 shares of the Issuer’s common stock for each $25.00 principal amount of Notes

Initial Conversion Price:	Approximately $16.67 per share of the Issuer’s common stock

Redemption:

The Issuer may not redeem the Notes prior to August 15, 2021. On or after August 15, 2021, if the last reported sale price of the Issuer’s common stock has been at least 120% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption, the Issuer may redeem all or any portion of the Notes for cash at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Trade Date:	August 4, 2017

Expected Settlement Date:	August 9, 2017

Joint Book-Running Managers:	Keefe, Bruyette & Woods and JMP Securities

Co-Manager:	Compass Point

7

CUSIP / ISIN:	86933F 602 / US86933F6025

Adjustment to Shares Delivered Upon Conversion Upon a Make-Whole Fundamental Change or Notice of Redemption:

The following table sets forth the number of additional shares (as defined under “Description of the Notes—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Notice of Redemption” in the Preliminary Prospectus Supplement) to be received per $25.00 principal amount of Notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$14.75	$15.00	$15.50	$16.00	$16.50	$16.67	$17.00	$17.50	$18.00	$19.00	$20.00
August 9, 2017	0.1952	0.1772	0.1441	0.1150	0.0897	0.0819	0.0679	0.0496	0.0344	0.0131	0.0025
August 15, 2018	0.1952	0.1772	0.1441	0.1145	0.0884	0.0804	0.0662	0.0477	0.0326	0.0118	0.0020
August 15, 2019	0.1952	0.1772	0.1441	0.1139	0.0872	0.0791	0.0646	0.0459	0.0308	0.0105	0.0015
August 15, 2020	0.1952	0.1772	0.1441	0.1120	0.0845	0.0762	0.0615	0.0427	0.0279	0.0087	0.0010
August 15, 2021	0.1952	0.1772	0.1405	0.1068	0.0785	0.0701	0.0553	0.0369	0.0227	0.0058	0.0004
August 15, 2022	0.1952	0.1742	0.1314	0.0953	0.0657	0.0571	0.0426	0.0253	0.0134	0.0019	0.0000
August 15, 2023	0.1952	0.1670	0.1132	0.0628	0.0155	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•                  if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•                  if the stock price is greater than $20.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•                  if the stock price is less than $14.75 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 1.6949 shares of the Issuer’s common stock per $25.00 principal amount of Notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under “Description of the Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Prospectus Supplement.

General

This communication is intended for the sole use of the person to whom it is provided by the sender.

8

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

The Issuer has filed a registration statement (including a prospectus, dated July 7, 2017, and a preliminary prospectus supplement, dated August 3, 2017) with the Securities and Exchange Commission, or SEC, for the offering of the Notes. Before you invest, you should read the preliminary prospectus supplement, the accompanying prospectus and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the offering of the Notes. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, the underwriter or any dealer participating in the offering of the Notes will arrange to send you the preliminary prospectus supplement and the accompanying prospectus if you request it by contacting Keefe, Bruyette & Woods, Inc., 787 Seventh Avenue, Fourth Floor, New York, NY 10019 (telephone: 800-966-1559) or email: USCapitalMarkets@kbw.com or JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, CA 94111, Attention: Syndicate Department, or by calling (415) 835-3959.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

9

EXHIBIT B

Form of Lock-Up Agreement

See attached.

Form of Lock-Up Agreement

August 3, 2017

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Avenue, 4th Floor

New York, New York 10019

JMP SECURITIES LLC

600 Montgomery Street, Suite 1100

San Francisco, California 94111

As Representatives of the several Underwriters

Ladies and Gentlemen:

The undersigned, an officer and/or director of Sutherland Asset Management Corporation, a Maryland corporation (the “Company”), understands that Keefe, Bruyette & Woods, Inc. and JMP Securities LLC (the “Representatives”), as representatives of the several Underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company, Sutherland Partners, L.P., a Delaware limited partnership, and Waterfall Asset Management, LLC, a Delaware limited liability company, providing for the offering (the “Offering”) of the Company’s convertible notes.

In recognition of the benefit that the Offering will confer upon the undersigned as a shareholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Underwriting Agreement that, commencing on the date hereof and ending on, and including, the date that is 45 days from the date of the Underwriting Agreement (such 45-day period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause any spouse or immediate family member (as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended, referred to herein as the “Exchange Act”)) of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation or other entity within the undersigned’s control, and any trustee of any trust that holds shares of common stock of the Company (“Common Stock”) or other securities of the Company for the benefit of the undersigned or such spouse or family member not to), without the prior written consent of the Representatives, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, any Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission), or exercise any right with respect to the registration of any of the foregoing, or file or cause to be filed any registration statement in connection therewith under the Securities Act of 1933, as amended, (ii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, any of the economic consequence of ownership of the Common Stock or any such other securities, whether any such swap, hedge or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (i) as a bona fide gift or gifts, (ii) to any corporation, trust, family limited partnership or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii)  to satisfy tax obligations in connection with the granting or vesting of equity awards acquired pursuant to one or more of our equity incentive plans and (iv) if such shares of Common Stock are transferred by a partnership or other entity within the undersigned’s control to the other limited partners of such partnership in connection with a redemption by such limited partners of their interest in the partnership, provided that, in the case of any gift, transfer or distribution pursuant to clauses (i) or (ii), (1) any donee, the corporation, trustee of the trust, general partner of the family limited partnership or other entity, as the case may be, agrees to be bound in writing by the restrictions set forth herein, (2) any such gift, transfer or distribution shall not involve a disposition for value and (3) no public reports or filings (including filings under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of Common Stock shall be required or voluntarily made during the Lock-Up Period.

The undersigned represents and warrants that the undersigned beneficially owns the shares of Common Stock covered by this Lock-Up Agreement and that the undersigned now has and, except as contemplated by clauses (i) and (ii) above, for the duration of this Lock-Up Agreement will have good and marketable title to the undersigned’s shares of Common Stock and other securities, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock and other securities, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

In addition, the undersigned agrees that, during the Lock-Up Period, without the prior written consent of the Representatives (which consent may be withheld in their sole discretion): (i) the undersigned will not request, make any demand for or exercise any right with respect to, the registration of any Common Stock or any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock (“Related Securities”) and (ii) the undersigned waives any and all notice requirements and rights with respect to the registration of any shares of Common Stock or Related Securities pursuant to any agreement, understanding or otherwise to which the undersigned is a party.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the shares of Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement. Notwithstanding anything herein to the contrary, this agreement shall automatically terminate and be of no further effect as of 5:00 p.m. New York City time on August 15, 2017, if a closing for the Offering has not yet occurred as of that time. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Lock-Up Agreement.

This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

Signature:

Print Name:

EXHIBIT C

Forms of Company Counsel Opinions

C-1

EXHIBIT D

Form of CFO Certificate

See attached.

CHIEF FINANCIAL OFFICER’S CERTIFICATE OF

Sutherland Asset Management Corporation

August 9, 2017

This certificate is being delivered in connection with the Underwriting Agreement dated as of August 3, 2017, among Sutherland Asset Management Corp., a Maryland corporation (the “Company”), Sutherland Partners, L.P., a Delaware limited partnership (the “Operating Partnership”) and Waterfall Asset Management, LLC, a Delaware limited liability company (the “Manager”), and Keefe, Bruyette & Woods, Inc., JMP Securities LLC and Compass Point Research & Trading, LLC (collectively, the “Underwriters”).

Pursuant to the Underwriting Agreement, I, Frederick C. Herbst, Chief Financial Officer of the Company, based on the examination of the Company’s financial and accounting records and schedules undertaken by myself and members of my staff who are responsible for the Company’s financial and accounting matters and my participation in the financial and accounting affairs of the Company, hereby certify to my knowledge and on behalf of the Company (and not in my individual capacity) that:

I hereby confirm that the numbers identified on the pages attached hereto as Exhibit A from the preliminary prospectus supplement dated August 3, 2017 and the documents incorporated by reference therein were derived from the accounting or business records of the Company and its subsidiaries and that such information is accurate and correct in all material respects and there is no reason to believe any modification should be made to such information.

This certificate is solely to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company and its subsidiaries in connection with the offering of the securities pursuant to the Underwriting Agreement. This certificate may be relied upon by the Underwriters solely for this purpose. Subject to applicable law and regulatory requirements, without the written consent of the Company: (i) no person other than the Underwriters may rely on this certificate for any purpose; (ii) this certificate may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this certificate may not be cited or quoted in any other document or communication which might encourage reliance upon this certificate by any person for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this certificate may not be furnished to anyone for purposes of encouraging such reliance.

[Remainder of this page intentionally blank]

IN WITNESS WHEREOF, I have hereunto signed my name on the date written first above

By:
	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer